Exhibit 99.1
ConocoPhillips announces second-quarter 2024 results, quarterly dividend and VROC
•Reported second-quarter 2024 earnings per share and adjusted earnings per share of $1.98.
•Generated cash provided by operating activities of $4.9 billion and cash from operations (CFO) of $5.1 billion.
•Declared ordinary dividend of $0.58 per share and variable return of cash (VROC) of $0.20 per share payable in the third quarter.
HOUSTON—Aug. 1, 2024—ConocoPhillips (NYSE: COP) today reported second-quarter 2024 earnings and adjusted earnings of $2.3 billion, or $1.98 per share, compared with second-quarter 2023 earnings and adjusted earnings of $2.2 billion, or $1.84 per share.

“In the second quarter, we continued to deliver on our returns-focused value proposition, achieving record production and advancing our global LNG strategy. We announced a 34% increase in our ordinary dividend starting in the fourth quarter and remain committed to returning at least $9 billion of capital for 2024,” said Ryan Lance, chairman and chief executive officer. “Our previously announced plan to acquire Marathon Oil is progressing, and we expect to close late in the fourth quarter.”
Second-quarter highlights and recent announcements
•Announced agreement to acquire Marathon Oil in an all-stock transaction.
•Delivered total company and Lower 48 production of 1,945 thousand barrels of oil equivalent per day (MBOED) and 1,105 MBOED, respectively.
•Reached first production ahead of schedule at Eldfisk North in Norway.
•Achieved significant milestones at Willow with arrival of Operations Center modules in Alaska and commencement of the Central Facility fabrication earlier than planned.
•Advanced global LNG strategy by signing a long-term regasification agreement at Zeebrugge LNG terminal in Belgium and a long-term LNG sales agreement in Asia, both commencing in 2027.
•Distributed $1.9 billion to shareholders, including $1.0 billion through share repurchases and $0.9 billion through the ordinary dividend and VROC.
•Ended the quarter with cash and short-term investments of $6.3 billion and long-term investments of $1.0 billion.
Quarterly dividend and variable return of cash
ConocoPhillips declared a third-quarter ordinary dividend of $0.58 per share and a VROC of $0.20 per share, both payable Sept. 3, 2024, to stockholders of record at the close of business on Aug. 12, 2024.
In May, ConocoPhillips announced plans to increase the ordinary dividend by 34% to $0.78 per share starting in the fourth quarter of 2024. This will incorporate the current VROC of $0.20 per share into the ordinary dividend.
Second-quarter review
Production for the second quarter of 2024 was 1,945 MBOED, an increase of 140 MBOED from the same period a year ago. After adjusting for closed acquisitions and dispositions, second-quarter 2024 production increased 76 MBOED or 4% from the same period a year ago.

ConocoPhillips announces second-quarter 2024 results, quarterly dividend and VROC
Lower 48 delivered production of 1,105 MBOED, including 748 MBOED from the Permian, 238 MBOED from the Eagle Ford and 105 MBOED from the Bakken.
Earnings and adjusted earnings increased from the second quarter of 2023. The quarter benefited from higher average realized prices, despite weaker Lower 48 gas realizations, and higher volumes. These increases were partially offset by higher depreciation, depletion and amortization and higher operating costs. The company’s total average realized price was $56.56 per BOE, 4% higher than the $54.50 per BOE realized in the second quarter of 2023.

For the quarter, cash provided by operating activities was $4.9 billion. Excluding a $0.1 billion change in working capital, ConocoPhillips generated CFO of approximately $5.1 billion. The company funded $3.0 billion of capital expenditures and investments, repurchased $1.0 billion of shares and paid $0.9 billion in ordinary dividends and VROC.
Six-month review
ConocoPhillips’ six-month 2024 earnings were $4.9 billion, or $4.14 per share, compared with six-month 2023 earnings of $5.2 billion, or $4.22 per share. Six-month 2024 adjusted earnings were $4.7 billion, or $4.02 per share, compared with six-month 2023 adjusted earnings of $5.2 billion, or $4.22 per share.
Production for the first six months of 2024 was 1,923 MBOED, an increase of 125 MBOED from the same period a year ago. After adjusting for closed acquisitions and dispositions, production increased 60 MBOED or 3% from the same period a year ago.
The company’s total realized price during this period was $56.58 per BOE, 2% lower than the $57.63 per BOE realized in the first six months of 2023.
In the first six months of 2024, cash provided by operating activities was $9.9 billion. Excluding a $0.3 billion change in working capital, ConocoPhillips generated CFO of $10.2 billion and received disposition proceeds of $0.2 billion. The company funded $5.9 billion of capital expenditures and investments, repurchased $2.3 billion of shares and paid $1.8 billion in ordinary dividends and VROC and retired debt of $0.5 billion at maturity.
Outlook
Third-quarter 2024 production is expected to be 1.87 to 1.91 million barrels of oil equivalent per day (MMBOED), inclusive of approximately 90 MBOED of turnaround impacts in Canada, Lower 48, Alaska, Norway, Malaysia and Qatar. Full-year production is expected to be approximately 1.93 to 1.94 MMBOED, as compared to prior guidance of 1.91 to 1.95 MMBOED, reflecting strong second-quarter results.
Full-year guidance for adjusted corporate segment net loss is lowered to $0.8 to $0.9 billion from prior guidance of $1.0 to $1.1 billion, and full-year depreciation, depletion and amortization guidance is lowered to $9.3 to $9.4 billion versus prior guidance of $9.4 to $9.6 billion. This is partially offset by increased adjusted operating cost guidance of $9.2 to $9.3 billion versus prior guidance of $8.9 to $9.1 billion, primarily due to increased transportation and processing costs and inflationary pressures in the Lower 48.
Full-year capital expenditures guidance is updated to approximately $11.5 billion versus prior range of $11.0 to $11.5 billion, due to strong progress on Willow and increased Lower 48 partner-operated activity.

ConocoPhillips announces second-quarter 2024 results, quarterly dividend and VROC
ConocoPhillips will host a conference call today at 12:00 p.m. Eastern time to discuss this announcement. To listen to the call and view related presentation materials and supplemental information, go to www.conocophillips.com/investor. A recording and transcript of the call will be posted afterward.
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About ConocoPhillips
ConocoPhillips is one of the world’s leading exploration and production companies based on both production and reserves, with a globally diversified asset portfolio. Headquartered in Houston, Texas, ConocoPhillips had operations and activities in 13 countries, $96 billion of total assets, and approximately 10,200 employees at June 30, 2024. Production averaged 1,923 MBOED for the six months ended June 30, 2024, and proved reserves were 6.8 BBOE as of Dec. 31, 2023.
For more information, go to www.conocophillips.com.
Contacts
Dennis Nuss (media)
281-293-1149
dennis.nuss@conocophillips.com
Investor Relations
281-293-5000
investor.relations@conocophillips.com
CAUTIONARY STATEMENT FOR THE PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
This news release contains forward-looking statements as defined under the federal securities laws. Forward-looking statements relate to future events, plans and anticipated results of operations, business strategies, and other aspects of our operations or operating results. Words and phrases such as “ambition,” “anticipate,” “estimate,” “believe,” “budget,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “seek,” “should,” “will,” “would,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” and other similar words can be used to identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. Where, in any forward-looking statement, the company expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to be reasonable at the time such forward-looking statement is made. However, these statements are not guarantees of future performance and involve certain risks, uncertainties and other factors beyond our control. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in the forward-looking statements. Factors that could cause actual results or events to differ materially from what is presented include changes in commodity prices, including a prolonged decline in these prices relative to historical or future expected levels; global and regional changes in the demand, supply, prices, differentials or other market conditions affecting oil and gas, including changes resulting from any ongoing military conflict, including the conflicts in Ukraine and the Middle East, and the global response to such conflict, security threats on facilities and infrastructure, or from a public health crisis or from the imposition or lifting of crude oil production quotas or other actions that might be imposed by OPEC and other producing countries and the resulting company or third-party actions in response to such changes; insufficient liquidity or other factors, such as those listed herein, that could impact our ability to repurchase shares and declare and pay dividends such that we suspend our share repurchase program and reduce, suspend, or totally eliminate dividend payments in the future, whether variable or fixed; changes in expected levels of oil and gas reserves or production; potential failures or delays in achieving expected reserve or production levels from existing and future oil and gas developments, including due to operating hazards, drilling risks or unsuccessful exploratory activities; unexpected cost increases, inflationary pressures or technical difficulties in constructing, maintaining or modifying company facilities; legislative and regulatory initiatives addressing global climate change or other environmental concerns; public health crises, including pandemics (such as COVID-19) and epidemics and any impacts or related company or government policies or actions; investment in and development of competing or alternative energy sources; potential failures or delays in delivering on our current or future low-carbon strategy, including our inability to develop new technologies; disruptions or interruptions impacting the transportation for our oil and gas production; international monetary conditions and exchange rate fluctuations; changes in international trade relationships or governmental policies, including the imposition of price caps, or the imposition of trade restrictions or tariffs on any materials or products (such as aluminum and steel) used in the operation of our business, including any sanctions imposed as a result of any ongoing military conflict, including the conflicts in Ukraine and the Middle East; our ability to collect payments when due, including our ability to collect payments from the government of Venezuela or PDVSA; our ability to complete the proposed acquisition of Marathon Oil Corporation (Marathon Oil) or any other announced or any other future dispositions or acquisitions on time, if at all; the possibility that regulatory approvals, consents or authorizations for the Marathon Oil acquisition or any other announced or any other future dispositions or acquisitions will

ConocoPhillips announces second-quarter 2024 results, quarterly dividend and VROC not be received on a timely basis, if at all, or that such approvals may be subject to conditions neither we nor Marathon Oil anticipated or may require modification to the terms of the transactions or our remaining business; business disruptions relating to the Marathon Oil acquisition or following any other announced or other future dispositions or acquisitions, including the diversion of management time and attention; the ability to deploy net proceeds from our announced or any future dispositions in the manner and timeframe we anticipate, if at all; the receipt of other requisite approvals for the Marathon Oil acquisition, including the approval of Marathon Oil stockholders, the satisfaction of other closing conditions on a timely basis or at all or the failure of the Marathon Oil acquisition to close for any other reason or to close on anticipated terms; our ability to successfully integrate Marathon Oil’s business and technologies, which may result in the combined company not operating as effectively and efficiently as expected; our ability to achieve the expected benefits and synergies from the Marathon Oil acquisition in a timely manner, or at all; potential liability for remedial actions under existing or future environmental regulations; potential liability resulting from pending or future litigation, including litigation related directly or indirectly to our transaction with Concho Resources Inc.; the impact of competition and consolidation in the oil and gas industry; limited access to capital or insurance or significantly higher cost of capital or insurance related to illiquidity or uncertainty in the domestic or international financial markets or investor sentiment; general domestic and international economic and political conditions or developments, including as a result of any ongoing military conflict, including the conflicts in Ukraine and the Middle East; changes in fiscal regime or tax, environmental and other laws applicable to our business; and disruptions resulting from accidents, extraordinary weather events, civil unrest, political events, war, terrorism, cybersecurity threats or information technology failures, constraints or disruptions; and other economic, business, competitive and/or regulatory factors affecting our business generally as set forth in our filings with the Securities and Exchange Commission. Unless legally required, ConocoPhillips expressly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.
Cautionary Note to U.S. Investors – The SEC permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable and possible reserves. We may use the term “resource” in this news release that the SEC’s guidelines prohibit us from including in filings with the SEC. U.S. investors are urged to consider closely the oil and gas disclosures in our Form 10-K and other reports and filings with the SEC. Copies are available from the SEC and from the ConocoPhillips website.
Use of Non-GAAP Financial Information – To supplement the presentation of the company’s financial results prepared in accordance with U.S. generally accepted accounting principles (GAAP), this news release and the accompanying supplemental financial information contain certain financial measures that are not prepared in accordance with GAAP, including adjusted earnings (calculated on a consolidated and on a segment-level basis), adjusted earnings per share (EPS), cash from operations (CFO), adjusted corporate segment net loss and adjusted operating costs.
The company believes that the non-GAAP measure adjusted earnings (both on an aggregate and a per-share basis) is useful to investors to help facilitate comparisons of the company’s operating performance associated with the company’s core business operations across periods on a consistent basis and with the performance and cost structures of peer companies by excluding items that do not directly relate to the company’s core business operations. Adjusted earnings is defined as earnings removing the impact of special items. Adjusted EPS is a measure of the company’s diluted net earnings per share excluding special items. The company further believes that the non-GAAP measure CFO is useful to investors to help understand changes in cash provided by operating activities excluding the timing effects associated with operating working capital changes across periods on a consistent basis and with the performance of peer companies. Adjusted corporate segment net loss is defined as corporate and other segment earnings adjusted for special items. Adjusted operating costs is defined as the sum of production and operating expenses and selling, general and administrative expenses, adjusted for special items. The company believes that the above-mentioned non-GAAP measures, when viewed in combination with the company’s results prepared in accordance with GAAP, provides a more complete understanding of the factors and trends affecting the company’s business and performance. The company’s Board of Directors and management also use these non-GAAP measures to analyze the company’s operating performance across periods when overseeing and managing the company’s business.
Each of the non-GAAP measures included in this news release and the accompanying supplemental financial information has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of the company’s results calculated in accordance with GAAP. In addition, because not all companies use identical calculations, the company’s presentation of non-GAAP measures in this news release and the accompanying supplemental financial information may not be comparable to similarly titled measures disclosed by other companies, including companies in our industry. The company may also change the calculation of any of the non-GAAP measures included in this news release and the accompanying supplemental financial information from time to time in light of its then existing operations to include other adjustments that may impact its operations.
Reconciliations of each non-GAAP measure presented in this news release to the most directly comparable financial measure calculated in accordance with GAAP are included in the release.
Other Terms – This news release also contains the term pro forma underlying production. Pro forma underlying production reflects the impact of closed acquisitions and closed dispositions as of June 30, 2024. The impact of closed acquisitions and dispositions assumes a closing date of January 1, 2023. The company believes that underlying production is useful to investors to compare production reflecting the impact of closed acquisitions and dispositions on a consistent go-forward basis across periods and with peer companies. Return of capital is defined as the total of the ordinary dividend, share repurchases and variable return of cash (VROC). References in the release to earnings refer to net income.

ConocoPhillips announces second-quarter 2024 results, quarterly dividend and VROC

ConocoPhillips
Table 1: Reconciliation of earnings to adjusted earnings
$ millions, except as indicated

	2Q24				2Q23				2024 YTD				2023 YTD
	Pre-tax	Income tax	After-tax	Per share of common stock (dollars)	Pre-tax	Income tax	After-tax	Per share of common stock (dollars)	Pre-tax	Income tax	After-tax	Per share of common stock (dollars)	Pre-tax	Income tax	After-tax	Per share of common stock (dollars)
Earnings			$2,329	1.98			2,232	1.84			4,880	4.14			5,152	4.22
Adjustments:
(Gain) loss on asset sales	—	—	—	—	—	—	—	—	(86)	20	(66)	(0.06)	—	—	—	—
Tax adjustments	—	—	—	—	—	—	—	—	—	(76)	(76)	(0.06)	—	—	—	—
Adjusted earnings / (loss)			$2,329	1.98			2,232	1.84			4,738	4.02			5,152	4.22
The income tax effects of the special items are primarily calculated based on the statutory rate of the jurisdiction in which the discrete item resides.

ConocoPhillips
Table 2: Reconciliation of net cash provided by operating activities to cash from operations
$ millions, except as indicated

2Q24
Net Cash Provided by Operating Activities	$4,919

Adjustments:
Net operating working capital changes	(148)
Cash from operations	$5,067

ConocoPhillips
Table 3: Reconciliation of reported production to pro forma underlying production
In MBOED, except as indicated

	2Q24	2Q23	2024 YTD	2023 YTD
Total reported ConocoPhillips production	1,945	1,805	1,923	1,798

Closed Dispositions[1]	—	(2)	—	(2)
Closed Acquisitions[2]	—	66	—	67
Total pro forma underlying production	1,945	1,869	1,923	1,863

[1]Includes production related to various Lower 48 dispositions.
[2]Includes production related to the acquisition of remaining 50% working interest in Surmont.

ConocoPhillips announces second-quarter 2024 results, quarterly dividend and VROC

ConocoPhillips
Table 4: Reconciliation of adjusted corporate segment net loss
$ millions, except as indicated

2024 Full Year Guidance

Corporate and other earnings	(800) - (900)

Adjustments to exclude special items:
None	—

Adjusted corporate segment net loss	(800) - (900)

ConocoPhillips
Table 5: Reconciliation of production and operating expenses to adjusted operating costs
$ millions, except as indicated

2024 Full Year Guidance
Production and operating expenses	8,550 - 8,600
Selling, general and administrative (G&A) expenses	650 - 700
Operating Costs	9,200 - 9,300

Adjustments to exclude special items:
None	—

Adjusted operating costs	9,200 - 9,300